                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-136881 and 333-32045 of PICO Holdings, Inc. (the "Company") on Form S-8 of our reports dated March 26, 1999, January 26, 2000 as to Note 22 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement disclosed in Note 22) appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP



San Diego, California
January 26, 2000



                                      113